Exhibit 99.1
For Immediate Release
Lorrie L. Asker Named Chief Banking Officer at First Interstate
Billings, Mont.—August 28, 2023—First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“First Interstate” or the “Company”) has appointed Lorrie L. Asker as Executive Vice President and Chief Banking Officer (“CBO”). Asker has been serving as Interim CBO since February 2023. With a 30-year track record of building strong relationships and producing results, Asker’s expertise encompasses the development of long-term strategic plans that address the changing landscape of banking products and services. Asker oversees all retail and commercial banking operations across First Interstate’s 14-state footprint.
“Lorrie has a strong understanding of and passion for First Interstate’s community banking model,” explained FIBK President and CEO Kevin Riley. “I am confident her breadth of banking experience will guide and support our client-facing teams in developing the strong and fruitful relationships for which First Interstate is known.”
Prior to her role as Interim CBO, Asker served as First Interstate’s Rocky Mountain Regional President since 2019, managing 10 commercial banking teams and more than 60 branches. Asker previously led the commercial and industrial banking division for First Foundation Bank and oversaw commercial analysis and systems at Umpqua Bank. Her career also includes tenures with Sterling Bank, US Bank, and West One Bank.
Asker was appointed to Idaho Governor Brad Little’s Economic Rebound Advisory Committee and is a member of the Idaho Bankers Association’s Government Affairs Committee. She currently serves on the board of the St. Alphonsus Regional Medical Center Foundation.
A graduate and current faculty member of the Pacific Coast Banking School, Asker earned a Bachelor of Science in organizational communication from the University of Idaho and a Master of Business Administration from the College of William and Mary.
Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties, including statements regarding the intended transition of the Chief Banking Officer role and the expected timing thereof. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from expectations are included under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in other periodic and other reports subsequently filed by the Company with the SEC.
About Us
First Interstate BancSystem, Inc. is a financial services holding company headquartered in Billings, Montana. It is the parent company of First Interstate Bank, a community bank with $30.9 billion in assets as of June 30, 2023. First Interstate proudly delivers financial solutions across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. A recognized leader in community banking services, First Interstate is driven by strong values as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves. More information is available at www.FIBK.com.

Contact:	Brittany Cremer	NASDAQ: FIBK
	PR/Communications Manager First Interstate BancSystem, Inc. (406) 255-5310 brittany.cremer@fib.com	www.FIBK.com
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